                                                                 Exhibit 10.28

                                                              July 23, 1999

WorldWide Web NetworX Corporation
12 Springdale Road, Building 11
Cherry Hill, NJ  08003


Gentlemen:

                  You have agreed that D. H. Blair Investment Banking Corp. ("Blair") may act as a finder or financial consultant for you in various transactions in which WorldWide Web NetworX Corporation (the "Company") may be involved, such as mergers, acquisitions, joint ventures, debt or lease placement and similar or other on or off balance sheet corporate finance transactions, product or technology licensing arrangements, research and development sponsorships or product or service sales. The Company hereby agrees that in the event that Blair or an agent, representative or other designee of Blair identified in writing to the Company shall first introduce to the Company another party or entity, and that as a result of such introduction, a transaction in the nature described above is consummated (a "Consummated Transaction"), then the Company shall pay to Blair a finder's fee as follows:

          a. 7% of the first $1,000,000 of the consideration paid in such transaction;

          b. 6% of the second $1,000,000 of the consideration paid in such transaction;

          c. 5% of the next $5,000,000 of the consideration paid in such transaction;

          d. 4% of the consideration in excess of $7,000,000 and up to $8,000,000;

          e. 3% of the consideration in excess of $8,000,000 and up to $9,000,000; and

          f.   2 1/2% of any consideration in excess of $9,000,000.

     The fee due Blair shall be paid by the Company in cash at the closing of the Consummated Transaction, without regard to whether the Consummated Transaction involves payment in cash, in stock, or a combination of stock and cash, or is made on an installment basis. By way of example, if the Consummated Transaction involved securities of the acquiring entity (whether securities of the Company, if the Company is the acquiring party, or securities of another entity, if the Company is the selling party) having a value of $8,000,000, the cash consideration to be paid by the Company to Blair at closing shall be $420,000. The consideration paid in the Consummated Transaction shall include, for purposes of calculating Blair's fee hereunder, assumption of liabilities by, and any payments or distributions of cash or other assets made to the Company or to the principals of the Company prior to, simultaneously with or subsequent to the Consummated Transaction if such payments or distributions are made in contemplation of or in connection with the Consummated Transaction. Notwithstanding the foregoing, in the event the Consummated Transaction involves continuing payments to the Company such as product sales to a customer introduced to the Company by Blair or royalties based on sales (a "Continuing Transaction"), the fee due Blair shall be calculated as a royalty on net sales or royalty payment received by the Company in connection with the Continuing Transaction.

     In the event that for any reason the Company shall fail to pay to Blair all or any portion of the finder's fee payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by Blair, at a rate equal to two percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

     This agreement shall be effective on the date hereof and shall expire on the third anniversary of the date hereof; provided, however, that the obligation of the Company to pay fees in connection with a Continuing Transaction shall survive termination of this agreement.

     Notwithstanding anything herein to the contrary, if the Company shall, within 180 days immediately following the termination of the three year period provided above, conclude a Consummated Transaction (which shall be deemed to include the right to receive a payment in connection with a Continuing Transaction) with any party introduced to the Company by Blair or its agent, representative or other designee prior to the termination of said three year period, the Company shall also pay Blair the fee determined above.

The Company represents and warrants to Blair that Blair's engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

     This agreement has been executed and delivered in the State of New York and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder. The Company hereby submits and consents to the jurisdiction of the state or federal courts of New York in connection with any action arising under this agreement.

     This agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned.

     Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                  Very truly your,

                                  D. H. BLAIR INVESTMENT BANKING CORP.

                               By:________________________________________
                                  Name:

                                  Title:

Agreed to and accepted:

WORLDWIDE WEB NETWORX CORPORATION

By:      //s// ROBERT D. KOHN
      ---------------------------
      Name: Robert D. Kohn
      Title: Chief Executive Officer

     The Company represents and warrants to Blair that Blair's engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

     This agreement has been executed and delivered in the State of New York and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder. The Company hereby submits and consents to the jurisdiction of the state or federal courts of New York in connection with any action arising under this agreement.

     This agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned.

     Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                      Very truly yours,

                                      D. H. BLAIR INVESTMENT BANKING CORP.

                                      By:       //s// MARTIN A. BELL
                                         --------------------------------------
                                         Name:
                                         Title:

Agreed to and accepted:

WORLDWIDE WEB NETWORX CORPORATION

By:      //s// ROBERT KOHN
     ----------------------------
     Name: Robert Kohn
     Title: Chief Executive Officer